WINDOWSHOP PC.COM, LTD.
                                  P.O. Box 7945
                              Boca Raton, FL 33431


                                 January 5, 2001

Omega  5  Technologies,  Inc.
501  Rennie  Street
Hamilton,  Ontario  L8H  3P6
Canada

     Re:     Derma  Wand  Marketing  and  Royalty  Arrangements

Ladies  and  Gentlemen:

This letter is intended to set forth the terms to which Omega 5 Technologies, Inc. ("Omega 5") and Windowshop PC.com, Ltd. ("Windowshop") have agreed regarding sales of the Derma Wand product.

1.     Marketing  and  Manufacturing Rights.  So long as it shall be in material
       ------------------------------------
compliance with all of the terms and conditions set forth herein, Windowshop shall have worldwide nonexclusive rights to manufacture, market and distribute the Derma Wand, as previously granted pursuant to Section 11 of the Asset Purchase Agreement dated as of February 11, 2000 between Omega 5 and Windowshop (the "Purchase Agreement") and as now reaffirmed by this letter agreement.

2.     Royalty  Rates.  Windowshop  shall  pay Omega 5 royalties on its sales of
       --------------
the  Derma  Wand  at  the  following  rates:

               Sales  in  the  United  States          US  $5.00/unit

               Sales  outside  the  United  States     US  $2.50/unit

If Windowshop determines at any time that it cannot profitably market the product in the United States at the rate set forth above due to then-existing market conditions, it may request an interim reduction in such rate. Omega 5 may consider any such request and negotiate an appropriate rate reduction in good faith with Windowshop.

3.     Royalty  Payment Terms.  Royalties on sales of Derma Wands purchased from
       ----------------------
Omega 5 shall be due on or before shipment of such products by Omega 5. Royalties on Derma Wands purchased from third-party suppliers shall be due on or before the 15th day of the month following Windowshop's collections from sales of such products and shall be accompanied by an appropriate accounting statement. If Windowshop fails to make any royalty payment when due and such failure continues for 30 days, Omega 5 may institute such collection efforts as may be available to it under applicable law.


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4.     Audit Rights.  Windowshop shall maintain and retain complete and accurate
       ------------
records of all sales which are subject to payment of royalties hereunder. Omega 5 may cause such records to be audited at its expense not more than twice in any twelve-month period upon five business days prior notice to Windowshop. If any such audit shall show underpayment of royalties by more than 10% of the total amount actually due, then Windowshop shall bear the cost of such audit (up to a maximum of $3,000) and shall, on the next royalty payment date, pay all royalties determined by such audit to be due.

5.     Communication  With  Third-Party  Suppliers.  Omega  5  may,  upon  five
       -------------------------------------------
business days prior written notice to Windowshop, communicate with any third-party suppliers engaged by Windowshop to manufacture the Derma Wand solely in order to assure quality control and confirm quantities of products shipped to or for the benefit of Windowshop. Omega 5 (i) shall treat all information which it obtains regarding Windowshop's transactions with such third-party suppliers (including, without limitation, quantities ordered and shipped and pricing) as confidential, (ii) shall protect all such information with at least the same degree of care that it exercises with respect to its own proprietary information, and (iii) may not use any such information to compete with Windowshop. Omega 5 shall not unreasonably withhold, delay or condition any approval that Windowshop may request in connection with such third-party manufacturing.

6.     CSA  Certification;  Technical  Assistance.  Omega  5  shall,  at its own
       ------------------------------------------
expense, promptly and diligently take all steps necessary to obtain and maintain CSA and CE certification of Derma Wand units manufactured by itself. In addition, Omega 5 shall, at Windowshop's request, promptly and diligently take all necessary steps to obtain and maintain such certifications for Derma Wand units manufactured by third-party suppliers designated by Windowshop (including, without limitation, issuing written authorization, in form satisfactory to Windowshop, to CSA to deal directly with Windowshop with respect to such certification). Windowshop shall pay or reimburse (as the case may be) the actual costs incurred by Omega 5 to obtain and maintain such certifications with respect to Derma Wand units manufactured by third-party suppliers designated by Windowshop. Omega 5 shall render such additional manufacturing and other technical assistance as Windowshop or its designated suppliers) may reasonably require in order to manufacture the Derma Wand properly and efficiently. Omega 5 shall render such assistance without fee or other charge to Windowshop, except that Windowshop shall pay or reimburse all reasonable and substantiated direct costs actually incurred by Omega 5 in rendering such assistance.

7.     Supply.  Omega  5  shall  continue to supply such quantities of the Derma
       ------
Wand as Windowshop may order. The purchase price for each unit of the Derma Wand supplied by Omega 5 shall be the sum of Omega 5's actual landed cost for all component parts thereof plus Omega 5's actual per-unit labor cost and shall be payable on or before shipment of such products by Omega 5.

8.     Warranty.  Omega  5  warrants  that  each  Derma Wand that it supplies to
       --------
Windowshop shall, for a period of one year from the date of shipment, be free of


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all  defects in material and workmanship and shall conform to the manufacturer's specifications under normal use and service. The foregoing warranty shall not extend to the glass bulb incorporated within the product or to products which have been misused or neglected. The foregoing warranty shall be for the benefit of Windowshop and all direct and indirect purchasers of the product. As between the parties, Windowshop shall be responsible for shipping charges to and from Omega 5's facility in Hamilton, Ontario associated with returns of the product for repair or replacement under the foregoing warranty.

9.     Reversion  of  Intellectual  Property.  Windowshop  shall, without fee or
       -------------------------------------
other charge to Omega 5, take all steps that are reasonably necessary to transfer to Omega 5 all right, title and interest in and to U.S. Patent No. 5,866,082, the trademark DERMA WAND, and all other assets identified as "Non-Inventory Assets" in the Purchase Agreement. Windowshop shall pay all filing fees and other reasonable and substantiated direct costs (including attorneys' fees) actually incurred by Windowshop in transferring such property to Omega 5. Notwithstanding the transfer of such rights to Omega 5, Windowshop shall retain nonexclusive rights to the use of such patent and trademark as necessary to exercise its rights under Section 1 hereof.

10.     Effective  Date.  The  arrangements  set  forth in this letter agreement
        ---------------
shall become effective as of the date on which this letter is executed on behalf of Omega 5; provided, however, that the royalty rates set forth in Section 2
               --------
hereof shall apply with respect to all sales of Derma Wands made by Windowshop from and after December 1, 2000 (except for units purchased from Omega 5 under the Purchase Agreement, as to which no royalty shall be payable).

11.     Time  of  the  Essence.  The  parties  acknowledge  that  time is of the
        ----------------------
essence with respect to their respective obligations under this letter agreement.

12.     Dissolution  of  Windowshop.  In  the  event  of  the  dissolution  of
        ---------------------------
Windowshop, all of its rights and obligations hereunder shall be assumed by Moran Dome Explorations, Inc., a Nevada corporation.

13.     Performance  During Pendency of Disputes.  The parties shall continue to
        ----------------------------------------
perform their respective obligations and be entitled to their respective rights hereunder notwithstanding the occurrence of any litigation or other dispute, subject, however, to any final order of a court of competent jurisdiction.

14.     Termination  of  Purchase  Agreement.  Upon  the  signing of this letter
        ------------------------------------
agreement by the parties, the Purchase Agreement shall be deemed terminated by mutual agreement of Omega 5 and Windowshop, and neither party shall have any further rights or obligations thereunder. Notwithstanding such termination, the provisions of Section 8 (Confidentiality), Section 10 (Indemnification) and
Section 13 ("Miscellaneous") of the Purchase Agreement are incorporated herein by reference and made a part of this letter agreement as though set forth in full herein.


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     If  the  foregoing  accurately  describes  the  agreements we have reached, please  so  indicate  by  signing  where  indicated  below.


                                        Sincerely,


                                            /s/  Kelvin  Claney
                                        --------------------------------
                                        Kelvin  Claney
                                        General  Manager


THE  FOREGOING  TERMS  ARE  ACCEPTED
 AND  AGREED  IN  THEIR  ENTIRETY:

OMEGA  5  TECHNOLOGIES,  INC.


By:  /s/  Christopher  Hatton           Date:  January  6,  2001
   ----------------------------------        ---------------------------
     Christopher  Hatton,  President

Moran Dome Explorations, Inc. hereby acknowledges the provisions of this letter agreement, including, without limitation, Section 12 hereof, regarding its assumption of the rights and obligations of Windowshop PC.com, Ltd., hereunder in the event of the latter's dissolution.

MORAN  DOME  EXPLORATIONS,  INC.


By:  /s/  Thomas  Woolsey    1/7/01
   ----------------------------------
     Thomas  Woolsey,  President


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